EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Alternative Asset Management Acquisition Corp. (a development stage company) on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 26, 2007, except for Note 9(a), as to which the date is May 15, 2007, Note 9(b) as to which the date is July 6, 2007 and Note 2, Note 7 and Note 9(c) as to which date is July 27, 2007, which includes an explanatory paragraph as to a substantial doubt about the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of Alternative Asset Management Acquisition Corp. (a development stage company) as of March 15, 2007 and for the period from January 26, 2007 (inception) to March 15, 2007, which report appears in the Prospectus, which is part of the Registration Statement on Form S-1 File No. 333-141593 and to the reference therein to our Firm under the heading “Experts.”

/s/ Marcum & Kliegman LLP

Melville, New York
August 1, 2007